Exhibit 99.8
FOR IMMEDIATE RELEASE
April 27, 2009
For further information contact:

Randall H. Riley
Vice President, Investor Relations
(512) 837-7100
PR@citizensinc.com
CITIZENS, INC. TO RELEASE EARNINGS THURSDAY, MAY 7, 2009
AND HOST CONFERENCE CALL FRIDAY, MAY 8, 2009
AT 10 A.M. CDT
AUSTIN, Texas (April 27, 2009) — Citizens, Inc. (NYSE: CIA) announced today that it will release its first quarter 2009 earnings on Thursday, May 7, 2009.
Following the release, Citizens, Inc. will host a conference call to discuss its first quarter 2009 operating results at 10 a.m. Central Daylight Time on Friday, May 8, 2009. The conference call will be hosted by Rick D. Riley, Vice Chairman and President, Kay Osbourn, Chief Financial Officer and other members of the Citizens, Inc. management team. Citizens, Inc. intends to file its Form 10-Q dated March 31, 2009 by Monday, May 11, 2009 with the U.S. Securities and Exchange Commission, contingent upon the completion of the first quarter 2009 audit by Ernst & Young, LLP.
To participate in the Citizens, Inc. conference call, please dial (888) 742-8686 and when prompted, enter confirmation code #8442219. It is recommended you dial in 3-5 minutes before the call is scheduled to begin.
Citizens, Inc. is a financial services company listed on the New York Stock Exchange under the symbol CIA. The Company plans to achieve $1 billion in assets, $250 million in revenues and $10 billion of life insurance in force by 2010, via the worldwide sale of U.S. dollar denominated whole life cash value insurance policies, coupled with the acquisition of other life insurance companies. Citizens’ Class A common stock closed at $7.22 on April 24, 2009.
Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “will,” “expect,” “anticipate” or “continue” or comparable words. In addition, all statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-K for the fiscal year ended December 31, 2008, its quarterly reports on Form 10-Q and its current reports on Form 8-K, for the meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in the Company’s expectations. The Company also disclaims any duty to comment upon or correct information that may be contained in reports published by the investment community.